--------------------------------------------------------------------------------

                                 AMENDMENT NO. 1

                          dated as of October 30, 1998

                                     to the

                            NOTE PURCHASE AGREEMENT,

                                      among

                     FFCA FRANCHISE LOAN OWNER TRUST 1998-1,
                                   as Issuer,

                          FFCA ACQUISITION CORPORATION,

                                       and

                        FFCA LOAN WAREHOUSE CORPORATION,
                                  as Depositor

                                       and

                   MORGAN STANLEY SECURITIZATION FUNDING INC.
                                  as Purchaser

                           Dated as of August 14, 1998

--------------------------------------------------------------------------------

                                 AMENDMENT NO. 1
                                     TO THE
                             NOTE PURCHASE AGREEMENT

                          dated as of October 30, 1998

     AMENDMENT NO. 1 TO THE NOTE PURCHASE AGREEMENT, dated as of October 30, 1998 ("Amendment No. 1") to that certain Note Purchase Agreement, dated as of August 14, 1997 (the "Note Purchase Agreement") among FFCA Loan Trust 1998-1 (the "Issuer"), FFCA Acquisition Corporation ("FFCA Acquisition Corp."), FFCA Loan Warehouse Corporation (the "Depositor"), and Morgan Stanley Securitization Funding Inc. ("MSSFI," and in its capacity as Purchaser hereunder, the "Purchaser").

                             PRELIMINARY STATEMENTS

     WHEREAS, the parties hereto have entered into that certain Note Purchase Agreement, whereby the Purchaser agree to Purchase certain Notes;

     WHEREAS Purchaser wishes to amend the Note Purchase Agreement; and

     WHEREAS, Section 10.01 provides the Note Purchase Agreement may be amended in writing by the parties thereto;

     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Note Purchase Agreement thereto.

     2. AMENDMENT TO NOTE PURCHASE AGREEMENT.

     (a)  Section  1.01  is  hereby   amended  by  deleting  the  definition  of
"Commitment Amount" and by replacing such definition with the following:

     "COMMITMENT AMOUNT" means an amount equal to $600,000,000.

     (b) Section 2.02 is hereby amended by adding at the end thereof the following sentence:

     On or prior to the date of the execution of Amendment No. 1, FFCA Acquisition Corp. shall pay or cause to be paid to the Purchaser an additional commitment fee of $375,000, to be payable by wire transfer in immediately available funds, to the account of the Purchaser in accordance with the instructions set forth on Schedule I hereto.

     (c) Section 2.04 is hereby amended by deleting the current Section 2.04 and replacing such section with the following:

     For the period ending October 29, 1999, the Purchaser covenants and agrees to, at the request of the Issuer, purchase from the Issuer the Notes of each Series hereafter issued on terms and conditions substantially similar to those set forth herein with respect to the Purchased Notes.

     (d) Section 8.02 is hereby amended by adding at the end thereof the following sentence:

     The Issuer, FFCA Acquisition Corp. and the Depositor jointly and severally covenant to pay as and when billed by the Purchaser the reasonable fees, disbursements and expenses of counsel to the Purchaser in connection with the amendments to the Basic Documents effected on the date hereof.

     3. FULL FORCE AND EFFECT. Except as modified by this Amendment No. 1, the Note Purchase Agreement shall otherwise remain in full force and effect against any and all of the parties thereunder.

     4. GOVERNING LAW. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflicts of laws provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance therewith.

     5. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF the parties have executed this Amendment No. 1 as of the date first above written.

                                        FFCA FRANCHISE LOAN OWNER TRUST 1998-1,
                                          as Issuer

                                        By: Wilmington Trust Company,
                                            ------------------------------------
                                            not in its individual capacity but
                                            solely as Owner Trustee

                                        By: /s/ Rosemary Pantano
                                            ------------------------------------
                                            Name: Rosemary Pantano
                                            Title: Financial Services Officer


                                        FFCA ACQUISITION CORPORATION


                                        By: /s/ Dennis L. Ruben
                                            ------------------------------------
                                            Name: Dennis L. Ruben
                                            Title: Executive Vice President


                                        MORGAN STANLEY SECURITIZATION FUNDING
                                           INC., as Purchaser


                                        By: /s/ J. Douglas Van Ness
                                            ------------------------------------
                                            Name: J. Douglas Van Ness
                                            Title: Vice President


                                        FFCA LOAN WAREHOUSE CORPORATION,
                                          as Depositor


                                        By: /s/ Dennis L. Ruben
                                            ------------------------------------
                                            Name: Dennis L. Ruben
                                            Title: Vice President

ACCEPTED AND AGREED
LASALLE NATIONAL BANK, as Indenture Trustee

By: /s/ Michael B. Evans
    ------------------------------------
    Name: Michael B. Evans
    Title: First Vice President